Exhibit 99.1

Chimera Investment Corporation Announces 2nd Quarter 2023 Common Stock Dividend and Increase in Share Repurchase Program

NEW YORK--(BUSINESS WIRE)--June 14, 2023--Chimera Investment Corporation (NYSE: CIM) (the “Company” or “Chimera”) announced today that its Board of Directors declared the second quarter common stock dividend. The Company also announced an increase in the amount authorized under its common stock repurchase program.

2nd Quarter Common Stock Dividend Announcement

The Board of Directors of the Company announced the declaration of a second quarter 2023 cash dividend of $0.18 per share of common stock. This dividend is payable July 31, 2023 to common stockholders of record on June 30, 2023. The ex- dividend date is June 29, 2023.

“Today’s dividend cut brings our dividend more in line with our expected earnings performance over the medium term,” said Mr. Kardis, CEO of Chimera. “We believe the stock price does not reflect the strength of our portfolio. Accordingly, our Board has approved an increase in our stock buyback plan from $177 million to $250 million.”

Increase in Common Stock Repurchase Program

The Board of Directors of the Company has authorized an increase in the amount authorized under the Company’s common stock repurchase program. As of March 31, 2023, $177 million in aggregate amount of common stock remained available for repurchase under the program. Following the Board’s action, the aggregate amount of common stock available for repurchase under the program is $250 million.

Purchases made pursuant to the program will be made in either the open market or in privately negotiated transactions from time to time as permitted by securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The Company intends to only consider repurchasing shares of our common stock when the purchase price is less than the last publicly reported book value per common share. The authorization does not obligate the Company to acquire any particular amount of common shares and the program may be suspended or discontinued at the Company’s discretion without prior notice.

About Chimera

Chimera is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Agency RMBS, Non-Agency RMBS, Agency CMBS, and other real estate related securities.

Disclaimer

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of a pandemic or other national or international crisis on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; our ability to consummate proposed transactions; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; or the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Contacts

Chimera Investor Contact

Chimera Investment Corporation Investor Relations
888-895-6557
www.chimerareit.com